Exhibit 99.1
2007 YEAR END UPDATE As we enter 2008, it is a good time to review the accomplishments of Grubb & Ellis Apartment REIT in 2007. Not only did we end the year raising more than eight percent of the offering, Grubb & Ellis Apartment REIT is now established as the only public non-traded real estate investment trust that focuses on the fast-growing apartment industry sector. As of 12/31/07, Grubb & Ellis Apartment REIT has acquired nine properties representing a total of 2,300 units with an average occupancy rate of 95 percent. Demand continues to be high in both existing and potential markets as we continue on our path of diversification in growing apartment regions in the country. The REIT is also well positioned for 2008 with a bigger brand name—Grubb & Ellis Apartment REIT, Inc. By adding one of the most recognizable names in the industry, Apartment REIT now enjoys increased awareness in the real estate market. Grubb & Ellis Apartment REIT 2007 Accomplishments: of 95 percent at year end the best apartment markets in the country Apartment REIT, giving us national brand name recognition of Grubb & Ellis Company It’s official! On December 7, 2007, the merger between Grubb & Ellis Company and NNN Realty Advisors, Inc. was completed. This exciting event combines one of the largest and most recognized commercial real estate services providers with one of the most innovative and successful sponsors of real estate investment programs. As the new Grubb & Ellis celebrates its 50th Anniversary in 2008, our organization is well situated with the resources, vision and leadership to excel as a premier full-service commercial real estate services and investment firm in the industry. We thank you for your continued trust and confidence in Grubb & Ellis Apartment REIT, Inc. Scott D. Peters and Director, Grubb & Ellis Company Stanley J. Olander, Jr. Grubb & Ellis Apartment REIT, Inc.

Grubb & Ellis
APARTMENT REIT

Lyle Lansdell,
Senior Vice President – Multifamily
Grubb & Ellis Realty Investors, LLC

Lyle Lansdell is responsible for establishing and managing a nationwide multifamily property management platform. Prior to joining Grubb & Ellis Realty Investors, Lansdell served 12 years as president of LTL Investments, a full-service multifamily investment company in Laguna Hills, California. He has an extensive background in financial development, property development, and asset management. Lansdell earned his bachelor's degree in economics from Pomona College in Claremont, California.



Grubb & Ellis Residential Management, Inc. Creates Increased Opportunities for Growth for Grubb & Ellis Company and Potential Benefits for Grubb & Ellis Apartment REIT

By Lyle Lansdell

In July 2007 Grubb & Ellis Company embarked on a new initiative to form a multifamily management platform, Grubb & Ellis Residential Management, Inc. Led by a team of talented professionals, management of the new entity has extensive experience in multifamily management. The company will seek to leverage this experience to provide the most efficient and knowledgeable management for Grubb & Ellis investment programs, including Grubb & Ellis Apartment REIT. As a result of the formation of the new management company, the REIT can take advantage of the benefits of this new company rather than simply outsourcing property management to third parties outside of Grubb & Ellis. Grubb & Ellis Apartment REIT management believes this can be very beneficial to REIT investors by virtue of receiving more current and hands-on operating information on which to make management decisions, as well as operational savings from national purchasing power negotiated by Grubb & Ellis Residential Management for the benefit of all Grubb & Ellis investment programs.

The formation of the multifamily property management company is a natural progression in the evolution of the overall Grubb & Ellis multifamily platform. Over the past two years, the Grubb & Ellis multifamily portfolio has grown to more than 11,000 apartment units throughout the country, which includes approximately 8,700 units in tenant-in-common programs and 2,300 units in Grubb & Ellis Apartment REIT. This size gives the multifamily division the ability to take advantage of bulk purchasing power and economies of scale that ultimately benefit investors in our programs. With this many units and a corporate commitment to the growth of this sector, Grubb & Ellis has been able to recruit talented individuals to oversee its multifamily assets. While the property management fees to the REIT are the same, Grubb & Ellis Apartment REIT management feels that a Grubb & Ellis-affiliated multifamily management company will benefit REIT stockholders.

Formation of the new company does not necessarily mean that Grubb & Ellis Residential Management will manage all of Grubb & Ellis Apartment REIT's properties. As the REIT management team continues to look for the best opportunities in growth markets across the country, they will remain cognizant of their responsibility to seek to maximize stockholder value. Thus, if another property management company has an overall competitive advantage, then property management responsibilities would be awarded to that firm.

As Grubb & Ellis continues to develop its national multifamily platform and management company, we are committed to providing the same level of professional management services that earned Grubb & Ellis Company Microsoft Corporation's 2007 Vendor of the Year Award.

Grubb & Ellis Apartment REIT Portfolio Walker Ranch Baypoint Resort Apartment Homes Corpus Christi, TX San Antonio, TX Square Feet: 338,000 Square Feet: 285,000 Acquired: August 2007
Acquired: October 2006 Hidden Lake Apartment Homes Villas of El Dorado San Antonio, TX McKinney, TX Square Feet: 304,000 Square Feet: 193,000 Acquired: December 2006 Acquired: November 2007 Park at Northgate The Heights at Spring, TX Olde Towne Square Feet: 231,000 Portsmouth, VA Acquired: June 2007 Square Feet: 118,000
Acquired: December 2007 Residences at The Myrtles at Braemar Olde Towne Charlotte, NC Portsmouth, VA Square Feet: 170,000 Square Feet: 222,000 Acquired: June 2007 Acquired: December 2007 Towne Crossing Apartments Mansfield, TX Square Feet: 232,000 Acquired: August 2007

2007 INVESTOR UPDATE







PROPERTY HIGHLIGHT

The Myrtles at Olde Towne

The Myrtles at Olde Towne is a 246-unit multifamily property consisting of approximately 221,000 rentable square feet on approximately 10 acres. Built between 2004 and 2005, the property consists of six three-story apartment buildings that offer five floor plans ranging in size from 751-square-foot one bedroom/one bath units to 1,137- square-foot two bedroom/two bath units.

Unit amenities include balconies or patios, nine-foot ceilings, track lighting, walk-in closets, washer/dryers and built-in surround sound speakers. Community amenities include a luxury clubhouse with veranda, modern movie theater, state-of-the-art fitness center, billiards room with wet bar and a resort-style swimming pool with fountain.

The Myrtles at Olde Towne is located two miles from Interstate 264 on the border of the Olde Towne Portsmouth historic district. The property provides 413 parking spaces, including 72 garages, for a parking ratio of 1.6 spaces per unit. The community is adjacent to the Naval Medical Center Portsmouth, one of the largest and most modern U.S. Navy hospitals and one of the area's major employers.

Encouraging Words on the Debt Market

Gus G. Remppies
Executive Vice President and Chief Investment Officer, Grubb & Ellis Apartment REIT, Inc.

Let's begin with the most important point: the turmoil in the single-family housing debt markets has enabled Grubb & Ellis Apartment REIT to continue to prosper. That's because the fundamentals of our business remain strong.

In virtually every major metropolitan market in the country, demand for multifamily housing is out-stripping supply. While we were doing fine before this credit crunch, we believe the highly publicized ripples in the "sub-prime" mortgage market have only helped to further solidify our occupancies, rental rates and tenant qualifications due to the following:

- The lack of sub-prime debt has created more demand for rental housing.
- Due to higher equity requirements to purchase homes, we are renting to, and retaining, some of the best qualified residents. These are individuals who are saving to purchase homes but have not yet been able to because of increasingly stringent lending requirements. These residents are not only financially sound, but they are very cognizant of their credit and therefore are not apt to be late, or default, on their rental payments.
- This is not a short-term anomaly… the sub-prime market is gone! Thus prospects for sustained demand are even greater in an already high demand and low supply market.

Due to the financial strength of the Apartment REIT, we continue to be in a position to borrow money at attractive rates. Our permanent debt-to-purchase price is 65 percent. Our average interest rate for our long-term debt is 5.60 percent as of 12/31/07.

The rate on our last purchase in late December was 5.79%, which is indicative of our ability to continue to borrow at attractive rates. All of our permanent debt is fixed rate, which gives us a great deal of financial stability and helps to assure certainty of cash generation for our investors.

This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure of any investment prospectus and consult with your advisor before investing. Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Apartment REIT offering. As of 12/31/2007.

Grubb&Ellis.
APARTMENT REIT
(877) 888-7348 www.gbe-reits.com

To learn more, visit www.gbe-reits.com.